UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): March 19, 2013

Midstates Petroleum Company, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-35512	45-3691816
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

4400 Post Oak Parkway, Suite 1900 Houston, Texas	77027
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (713) 595-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry Into a Material Definitive Agreement.

On March 19, 2013, Midstates Petroleum Company, Inc. (the “Company”) and Midstates Petroleum Company LLC (“Midstates Sub”), a wholly owned subsidiary of the Company, entered into a Second Amendment (the “Amendment”) to the Second Amended and Restated Credit Agreement dated as of June 8, 2012 among the Company, as parent, Midstates Sub, as borrower, SunTrust Bank, N.A., as administrative agent, and the other lenders party thereto (as amended, the “Credit Facility”).

The Amendment increased the Company’s borrowing base from $250 million to $285 million as part of the regular semi-annual borrowing base redetermination under the Credit Facility and made other technical amendments to the Credit Facility. The next regular redetermination of the borrowing base is scheduled for September 1, 2013.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of such document, which is filed hereto, as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Stockholders’ Agreement (the “Stockholders’ Agreement”), dated April 24, 2012, among the Company, FR Midstates Interholding, LP (“FRMI”) and certain of our other stockholders, FRMI is entitled to nominate three members of the Company’s Board of Directors (the “Board”) so long as FRMI holds at least 25% of our outstanding shares of common stock; provided, that upon the identification by the Board of an additional independent director nominee that the Board affirmatively determines is independent pursuant to the listing standards of the New York Stock Exchange and Rule 10A-3 of the Exchange Act, FRMI shall cause one of its director nominees to resign. The full text of the Stockholders’ Agreement was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K on April 25, 2012.

In anticipation of the Board’s identification of an additional independent director, Mr. Alex T. Krueger, President of First Reserve Corporation, notified the Company on March 19, 2013 that he will not stand for reelection and will resign from the Board, effective upon the identification and appointment by the Board of an additional independent director. Mr. Krueger is a Class I director and his current term expires at the Company’s 2013 annual general meeting of shareholders.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

EXHIBIT NUMBER		DESCRIPTION

10.1	—

Second Amendment to Second Amended and Restated Credit Agreement, dated as of March 19, 2013, among Midstates Petroleum Company, Inc., Midstates Petroleum Company LLC, SunTrust Bank, as administrative agent, and the other lenders party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Midstates Petroleum Company, Inc.
(Registrant)

Date: March 22, 2013
	By:	/s/ Eric J. Christ
Eric J. Christ
Assistant Corporate Secretary

EXHIBIT INDEX

No.		Description

10.1	—

Second Amendment to Second Amended and Restated Credit Agreement, dated as of March 19, 2013, among Midstates Petroleum Company, Inc., Midstates Petroleum Company LLC, SunTrust Bank, as administrative agent, and the other lenders party thereto.